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                                                                Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Benton Oil and Gas Company of our report dated September 19, 1996 relating to the financial statements of Crestone Energy Corporation, which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


Price Waterhouse LLP
Denver, Colorado
October 17, 1996